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April 22, 1999



Mr. Kieth Sorenson
1387 N. 430 E.
Orem, UT  84097

Dear Kieth:

Upon your exit as President and Chief Executive Officer of Sento Corporation, effective April 23, 1999, we agree to the following:

-   Your employment agreement with Sento Corporation is canceled.

-   All of your stock options previously granted you are canceled.

- You are granted 100,000 options, with an exercise price of $1.75 fully exercisable currently, with an exercise term that expires April 23, 2001.

- You are to receive the standard Board of Directors option package available to non- employee directors.

- You will receive $10,000.00 a month for 12 months as a "consultant" to Art Coombs as needed. If Sento is acquired between April 23, 1999 and April 23, 2000, you will receive the remainder of your consulting fees, such that the total amount paid you, including the monthly fees you received up to the date Sento is acquired, totals $120,000.

- The amount (originally $100,000) you agreed to pay Sento in case you did not remain an employee is hereby forgiven, and you need not repay it. Such forgiveness of debt is ordinary income to you and will be reported on form 1099 or on your W-2. You will be responsible for including such income in you personal income tax return for the year ended December 31, 1999.

-   Your Health and Dental benefits will continue for 12 months.

-   Your home to Sento communications link will remain for 12 months.

As an independent contractor, Sento will not be responsible for any of your payroll taxes or federal insurance. You will be responsible for completing a W-9 form and returning it to Human Resources with this signed contract. Your consulting fees will be reported on form 1099.

Please let me know if there are any issues I have not addressed to your satisfaction, or if you have any other questions.

Sincerely,

Arthur F. Coombs                             /s/ Kieth Sorenson
President / CEO                             ------------------------
Sento Corporation                                Kieth Sorenson